SUBSCRIPTION AND PURCHASE AGREEMENT

FOR

BOLLENTE INTERNATIONAL, INC.

Offering of up to $1,000,000

Offering Price of $25,000 Per Unit
Each Unit Represents 0.625% of Gross Margin
Total Units Offered Forty (40)
Total Offering Represents 25% of Gross Margin

_________________________________________________________________

ALL INFORMATION HEREIN WILL BE TREATED CONFIDENTIALLY
_________________________________________________________________

Investor(s)                                           Jon F. Schutz

Number of Units                                            2 Units

 Date                                           9-1-15

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

Persons interested in purchasing Units of Bollente International, Inc. (“Company”) must complete and return this Agreement along with their check or money order to:

Bollente International, Inc.
8800 North Gainey Center Drive, Suite 270
Scottsdale, Arizona 85258

Or if the purchasers of the Units wish to transfer funds via bank wire transfer, funds shall be deposited into the following account:

Account Name:

Account Number:

Bank Routing Number:

Bank Information:

Bollente International, Inc.

501013971942

122400724

Bank of America
4290 S. Rainbow Rd.
Las Vegas, NV 89103

Subject only to acceptance hereof by the Company in its discretion, the undersigned (the “Purchaser”) hereby subscribes for the number of Units and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical Agreement shall be delivered to each Subscriber not later than thirty (30) days of the date this offering is closed by the Company. Anticipated closing date is on or before December 31, 2015, however the company may, in its sole discretion, elect to extend the offering closing date.

By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.           Subscription.

1.1	The Purchaser, intending to be legally bound hereby, hereby tenders this subscription for the purchase of	Two (2)
Units (“Units”) of Bollente International, Inc., a Nevada corporation, at a price of $25,000 per Unit, each Unit representing 0.625% royalty interest in the gross profit margin of the Company on the terms and conditions set forth in subparagraph 1.4 below.

1.2	The Purchaser will deliver payment in cash directly to Bollente International, Inc together with completed copies of all applicable Subscription Documents.

1.3
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE ARE SPECULATIVE SECURITIES.

1.4
The Company has agreed to sell up to 25% of its prospective gross margin (“Gross Margin”) in exchange for $1 million, in increments of 40 Units, at $25,000 per Unit, each Unit representing 0.625% royalty interest in the gross profit margin of the Company pursuant to the terms and conditions of the “Royalty Agreement” attached hereto. The Purchaser acknowledges that an investment in the Units is extremely speculative and that there is a substantial likelihood that the investor will lose their entire investment.

1.5
The Company has entered into an agreement with Bollente Companies, Inc. to sell, internationally (outside the continental United States) trutankless®, (the “Product”) an electric tankless water heater which is more efficient than traditional water heaters, using less water and less energy, while simultaneously providing an endless supply of hot water. Investors will have the opportunity to review our business plan; copies of which are available from the Company. The Purchaser acknowledges that, even upon the purchase of the Securities, there can be no assurances that the Company will be able to accomplish any of the goals described in the Bollente Companies’ business plan. The Purchaser assumes all the obligations and risks of investigating and conducting due diligence on the matters described in the Company’s business plan and other relevant documents.

1.6
The Company intends to use the net proceeds from the sale of the Securities, after deduction for legal and other miscellaneous costs related to the sale of the Securities, as working capital to market the Product internationally.  The business contemplated by the Company may require additional financings in addition to the proceeds from the sale of the Securities. There can be no assurances that such additional financings will be obtained on terms favorable to the Company or at all, or that the transactions contemplated by these agreements will ever result in revenues to the Company. The Purchaser acknowledged that, even upon the purchase of the Securities, there can be no assurances that the Company will be able to accomplish any of its goals. The Purchaser assumes all the obligations and risks of investigating and conducting due diligence on the matters described concerning the Company.

1.7	The Purchaser acknowledges that an investment in the Units is extremely speculative and that there is a substantial likelihood that the investor will lose their entire investment.

1.8
The authorized capital of the Company is One Hundred Million (100,000,000) Shares of Common Stock and Ten Million (10,000,000) Shares of Preferred Stock. As of August 13, 2015, the Company had issued and outstanding approximately One Million (1,000,000) Shares of Common Stock and Zero (0) Shares of Preferred Stock.

2.           Representations and Warranties.

The Purchaser hereby represents and warrants to the Company as follows:

2.1
The Purchaser represents and warrants that it comes within one of the categories of “Accredited Investor” marked below, or is not a “U.S. Person” and is purchasing in an “offshore transaction”, and the Purchaser has truthfully initialed the category which applies to the undersigned and has truthfully set forth the factual basis or reason the Purchaser comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The Purchaser agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Accredited Investor (check one below)

Category I X	The Purchaser is an individual (not a partnership, corporation) whose individual net worth, or joint net worth with the Purchaser’s spouse, presently exceeds $1,000,000.

Explanation. In calculation of net worth the Purchaser may include equity in personal property and real estate, including Purchaser’s, cash, short term investments, investment property, stocks and securities. The calculation of net worth may not include the Purchaser’s primary residence. Equity in investment property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II _____
The Purchaser is an individual (not a partnership, corporation) who had an individual income in excess of $200,000 in the two most recent years, or joint income with the Purchaser’s spouse in excess of $300,000 in the two most recent years, and has a reasonable expectation of reaching the same income level in the current year.

Category III _____
The Purchaser is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are “Accredited Investors” as defined in Section 230.501(a) of the Securities Act.

(describe entity)

Category IV _____	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

Category V _____
The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(describe entity)

Category VI _____                                The Purchaser is a director or executive officer of the Company.

Category VII _____
The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a “Sophisticated Person” as described in Section 230.506(b)(2)(ii) of the Securities Act.

Category VIII _____	The Purchaser is an entity in which all of the equity owners are “accredited investors” as defined in Section 230.501(a) of the Act.

(describe entity)

Category IX _____
The Purchaser is not a “U.S. Person” (as defined in Rule 902(k) of Regulation S) nor is it purchasing the Units on behalf of a U.S. Person, and is purchasing the Units in an “offshore transaction” (as defined in Rule 902(h) of Regulation S).

A Purchaser who COMES within Category IX must fill out the REGULATION S OFFSHORE PURCHASER AGREEMENT enclosed herein.

2.2
The Purchaser has been given full and complete access to information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining such information regarding the Company as the undersigned has reasonably requested; and, particularly, the undersigned has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and to obtain any additional information, to the extent reasonably available;

2.3	The principal amount of the Units subscribed for by the Purchaser, as set forth in Section 14 hereof does not exceed ten percent (10%) of the Purchaser’s net worth.

2.4
The Purchaser has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of its business or financial expertise has the capacity to protect its own interest in connection with this transaction.

2.5
The Purchaser is acquiring the Units solely for the Purchasers own account for investment purposes as a principal and not with a view to resale or distribution of all or any part thereof. The Purchaser is aware that there are legal and practical limits on the Purchaser’s ability to sell or dispose of the Units, and, therefore, that the Purchaser must bear the economic risk of the investment for an indefinite period of time.

2.6
The Purchaser has reached the age of majority (if an individual) according to the laws of the state in which it resides and has adequate means of providing for the Purchaser’s current needs and possible personal contingencies and has need for only limited liquidity of this investment, The Purchaser’s commitment to liquid investments is reasonable in relation to the Purchaser’s net worth.

2.7
The Purchaser understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are required in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire such Units.

2.8
The Purchaser is not relying on the Company with respect to the tax and other economic considerations relating to this investment. In regard to such considerations, the Purchaser has relied on the advice of, or has consulted with, its own personal tax, investment or other advisors.

2.9
The Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document included as an exhibit to this Subscription Agreement for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Purchaser is executing this Subscription Agreement.

2.10
If the Purchaser is a corporation, the Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Units to be purchased by it and to execute and deliver this Subscription Agreement.

2.11
If the Purchaser is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Purchaser (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

2.12
If the Purchaser is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing.

2.13
Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

2.14
The Purchaser or its professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or its professional advisor deems necessary to verify the accuracy of the information received.

2.15	The Units were not offered to the Purchaser through an advertisement in printed media of general and regular circulation, radio or television.

2.16
The Purchaser has relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

2.17
If the Purchaser has consulted a purchaser representative (“Purchaser Representative”) to evaluate the merits and risks of the undersigned’s investment in the Units, the Purchaser Representative has completed a Purchaser Representative Questionnaire in the form supplied to him. The Purchaser or the Purchaser Representative has been granted the opportunity to examine documents and files, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the Offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or the Purchaser Representative deems necessary to verify the accuracy of the information received.

2.18
The Purchaser either alone or with its Purchaser Representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

3.           Acknowledgments.

The Purchaser is aware that:

3.1
The Purchaser recognizes that investment in the Company involves certain risks, including the potential loss by the Purchaser of interest on their investment herein, and the Purchaser has taken full cognizance of and understands all of the risk factors related to the purchase of the Units. The Purchaser recognizes that the information set forth in this Subscription Agreement does not purport to contain all the information, which would be contained in a registration statement under the Securities Act.

3.2	No federal or state agency has passed upon the Units or made any finding or determination as to the fairness of this transaction.

3.3
The Units have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the Units and any component thereof under the Securities Act or unless an exemption from such registration is available.  Provided there is a market for the Company’s Units, the Units will not be eligible for sale for a period of six months from the date of purchase pursuant to the terms of Rule 144 of the Securities Act of 1933, unless registered pursuant to the terms and conditions of an effective registration statement filed with the Securities and Exchange Commission.

3.4
There currently is limited liquidity in the market for the Company’s Units. An active and liquid market for the Company's Units may not develop. Even if an active and liquid market develops for Bollente International, Inc. Units, the market value of Units may be adversely affected by market volatility. Substantial sales of the Company's Units could cause the price of its Units to decrease.

3.5           The certificates for the Units will bear the following legend to the effect that:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH UNITS, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

3.6	The Company may refuse to register any transfer of the Units not made in accordance with the Securities Act and the rules and regulations promulgated thereunder.

4.           Acceptance of Subscription.

The Purchaser hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Purchaser, in full or in part, provided that if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of an entire rejection of a subscription, any cash payments and copies of all executed Subscription Documents will be promptly returned (without interest or deduction in the case of cash payments).

5.           Indemnification.

The Purchaser agrees to indemnify and hold harmless the Company as well as the affiliates, officers, directors, partners, attorneys, accountants and affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any allegedly false representation or warranty or breach of or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

6.           Irrevocability.

The Purchaser hereby acknowledges and agrees, subject to the provisions of any applicable state securities laws providing for the refund of subscription amounts submitted by the Purchaser, if applicable, that the subscription hereunder is irrevocable and that the Purchaser is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the Purchaser, and the Purchasers respective heirs, executors, administrators., successors, legal representatives and assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and each such person’s heirs, executors, administrators, successors, legal representatives and assigns.

7.           Modification.

Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

8.           Notices.

Any notice, demand or other communication which any party hereto may be required or may elect to give anyone interested hereunder shall be sufficiently given if; (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, and addressed, in the case of the Company, to the address given in the preamble hereof, and, if to the Purchaser, to the address set forth hereinafter; or (b) delivered personally at such address.

9.           Counterparts.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute an agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

10.           Entire Agreement.

This Subscription Agreement, and the Exhibits attached, contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

11.           Severability.

Each provision of this Subscription Agreement is intended to be severable from every other provision and the invalidity or illegality of the remainder hereof.

12.           Transferability; Assignability.

This Subscription Agreement is not transferable or assignable by the Purchaser.

13.           Applicable Law and Forum.

This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with the laws of the State of Nevada. Any controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association and such arbitration shall take place in the State of Arizona.

14.           Subscription Information.

The Purchaser hereby subscribes, pursuant to this Subscription Agreement dated as ofSeptember 1 , 2015, for Units in the amounts set forth in Paragraph 14.1 below, and tenders payment in cash in consideration therefore, as further set forth below. Please make checks delivered in respect of subscriptions hereunder payable to “Bollente International, Inc.”

14.1	Number of Units subscribed for:	Two (2)	Units against payment in cash in the amount of $	50,000	, representing $25,000 per Unit, each representing 0.625% of Gross Margin.

If the Units hereby subscribed for are to be owned by more than one person in any manner, the Purchaser understands and agrees that all of the co-owners of such Units must sign this Subscription Agreement.

Jon F. Schutz
Please print above the exact name(s) in which the Units are to be held.

IN WITNESS WHEREOF, the undersigned Purchaser does represent and certify under penalty of perjury that the foregoing statements are true and correct and that it has (they have) by the following signature(s) executed this Subscription Agreement on September 1 , 2015, at Goldon, CO.

{SIGNATURE PAGE TO FOLLOW}

INDIVIDUAL

/S/ Jon F. Schutz

Signature (Individual)                                                                               Signature (All record holders should sign)

 Jon F. Schutz
Name Typed or Printed                                                                               Name Typed or Printed

Tax ID or Social Security Number                                                                               Tax ID or Social Security Number

Address to Which Correspondence
Should Be Directed

Street Address

City, State and Zip Code

Email Address

Telephone Number

A-

CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

Address to which Correspondence
Should be Directed

Name of Entity                                                                               Street Address

By:
              * Signature                                                                               City, State and Zip Code

Its:
Title	Tax Identification or Social Security Number

Name Typed or Printed	Email Address

(	)
Email Address	Telephone Number

*If Units are being subscribed for by a corporation, partnership, trust or other entity, the Certificate of Signatory on the following page must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if Units are being subscribed for by an entity.

I,                                                                                                           , am the
(“Title”) of                                            (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Units, and certify that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this                                                                                                                      day of, 2015.

Signature

ACCEPTANCE

This Subscription Agreement is accepted as of        9/02                                                                                                           , 2015.

Bollente International, Inc.

/S/ Robertson J. Orr
Robertson J. Orr
President

Corporate Seal (optional):

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Royalty Agreement”), made and entered into as of September 1 2015 (the “Execution Date”), is by and between Bollente International, Inc., a Nevada Corporation (“BII”), and the Recipients as set forth in Appendix B, attached hereto (“Recipients”). Collectively, Recipients and BII are referred to as “the Parties.”

WHEREAS, Bollente Companies, Inc., a Nevada corporation (“BOLC”) has granted BII, a wholly owned subsidiary of BOLC, the exclusive international right to distribute and market trutankless®, (the “Product”) an electric tankless water heater which is more efficient than traditional water heaters, using less water and less energy, while simultaneously providing an endless supply of hot water;

WHEREAS, BII, in an effort to fund its distribution and marketing efforts internationally, has, by this agreement, agreed to grant a royalty interest in gross profit margins (“Gross Margins”) to the Recipients in Appendix B; and

WHEREAS, as a result of this Royalty Agreement, the Recipients will be granted 0.625% for each $25,000 as subscribed to in the Subscription and Purchase Agreement entered into by and among BII and the Recipients. BII will accept up to One Million Dollars ($1,000,000) under the Royalty Agreement which would entitle the Recipients to collectively receive 25% of the Gross Margins.

NOW THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

1.1.	Definitions of capitalized terms used in this Royalty Agreement shall have the meanings given in Appendix A or elsewhere in the Royalty Agreement.

2.	ROYALTY PAYMENTS

2.1.	Royalties. BII shall pay BII royalties on Gross Margins during the Royalty Term to Recipients according to the following rates:

a)	0.625% of Gross Margin for each $25,000 paid to BII by Recipient; and

b)	25% of Gross Margins for a maximum of $1 million paid to BII.

2.2.	Manner of Payment. Royalty payments due under this Section 2 are due 30 days after the end of each Accounting Period and shall be paid in United States dollars.

2.3.	Termination of Royalty Obligations. This royalty payment obligation shall terminate on the expiration of the Royalty Term.

3.	REPORTS AND PAYMENTS

3.1.
 Recordkeeping. BII shall, and shall obligate its Affiliates to, keep full and accurate records (prepared in accordance with United States Generally Accepted Accounting Principles consistently applied) of BII’s or its Affiliates’ sales of Products and such other matters as may affect the determination of any amount payable to Recipients hereunder, in sufficient detail to reasonably enable Recipient or Recipients’ representatives to determine any amounts payable to BII under this Royalty Agreement. Such records shall be kept at BII’s or its Affiliates’ principal place of business and, with all necessary supporting data, books and ledgers, shall, during all reasonable times for the 2 years following the end of the Accounting Period to which each shall pertain, be open for inspection at reasonable times during normal business hours (and upon at least 30 days prior written notice) no more than one time per calendar year by an independent audit firm selected by Recipients (reasonably acceptable to BII) for the purpose of verifying the accuracy of any payment report required under this Royalty Agreement or any amount payable hereunder. The results of each inspection shall be binding on both BII and Recipients absent mathematical error. BII shall bear all costs associated with such inspections.

3.2.
Reports. Within 30 days after the end of each Accounting Period, BII shall deliver to Recipients a true and accurate report, giving such particulars of the business conducted by BII or its Affiliates during the preceding 4 Accounting Periods under this Royalty Agreement as are reasonably pertinent to an accounting for any royalty or other payments hereunder, along with the amount of royalties payable for such Accounting Period. If no payments are due, it shall be so reported.

3.3.	Accounting. With each quarterly payment, BII shall deliver to Recipients the report described in Section 3.2, which shall include, but not be limited to, the following information:

a)	Quantity of each Product sold by BII or its Affiliates during the applicable Accounting Period;

b)	The monetary amount, in the national currency of such country, of such sales;

c)	Actual Gross Margins and Net Sales for each Product (by country);

d)	The currency conversion rate used and U.S. dollar-equivalent of such sales; and

e)	Total royalties payable to Recipients including a calculation thereof.

All reports under this Section 3.3 shall be confidential information of BII.

4.	TERMINATION

4.1.	Generally. This Royalty Agreement shall become effective on the Execution Date and shall expire on the expiration of the Royalty Term.

4.2.
Change in Control, Redemption.  If Bollente Companies, Inc. or BII enter into any agreement resulting in a change in control due to merger or acquisition of greater than 50% of its voting equity, during the Royalty Term, the parties agree as follows:

a)  In years One through Five, the Royalty Agreement shall not be callable by BII; and,

b) For the remainder of the Royalty Term, at the discretion of BII, the Royalty Agreement may be extinguished with payment from BII to the Recipient which then equals the greater of (i) Fifty Thousand Dollars ($50,000) per Unit, or (ii) Ten (10) times the amount of the Royalty Payments to the Recipient during the previous two Accounting Periods.

4.3.
Post-Expiration Obligations. Upon the expiration of this Royalty Agreement, BII shall submit all reports required by Section 3 and pay Recipients all royalties due or accrued on the sale of Products up to and including the date of expiration.

4.4.
Survival. Upon the expiration of this Royalty Agreement, nothing herein shall be construed to release either party from any obligation that matured prior to the date of such expiration and Section 5 shall survive any such expiration.

5.	MISCELLANEOUS

5.1.
Entire Agreement. This Royalty Agreement (together with the Subscription and Purchase Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof. The appendices identified in this Royalty Agreement are incorporated herein by reference and made a part hereof.

5.2.
Resale.  A Recipient shall have the right to accept offers to buy Recipient’s future rights to Royalty Payments under this Royalty Agreement, provided that such offer and sale are previously approved by BII.

5.3.
Amendments and Waivers. No amendment or waiver of any provision of this Royalty Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.4.
Succession and Assignment. This Royalty Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. BII may not assign this Royalty Agreement or any of its rights or obligations hereunder without the prior written consent of a majority of Recipients. Recipients may not assign this Royalty Agreement and any of its rights or obligations hereunder without the prior consent of BII.

5.5.	No Third-Party Beneficiaries. This Royalty Agreement shall not confer any rights or remedies upon any party other than the Parties and their respective successors and permitted assigns.

5.6.
Governing Law. This Royalty Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Arizona. The Recipients agrees that venue for any action, suit, litigation or other proceeding arising out of or in any way relating to this Royalty Agreement, or the matters referred to therein, shall be in Maricopa County, Arizona The Recipients hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that (A) the suit, action or proceeding is brought in an inconvenient forum or (B) the venue of the suit, action or proceeding is improper.

5.7.
Severability. If any provision in this Royalty Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.8.
Expenses. Except as otherwise specifically provided in this Royalty Agreement, each Party will bear its own expenses (including fees and disbursements of legal counsel, accountants, financial advisors and other professional advisors) incurred in connection with the preparation, negotiation, execution, delivery and performance of this Royalty Agreement.

5.9.
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Subscription and Purchase Agreement, or at such other address or facsimile number as the Recipients shall have furnished to BII in writing.

5.10.
Construction. In the construction of this Royalty Agreement, the rule of construction that a document is to be construed most strictly against a party who prepared the same shall not be applied, it being agreed that all parties have participated in the preparation of the final form of this Royalty Agreement.

5.11.
Counterparts. This Royalty Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Royalty Agreement may be executed by facsimile, photo or electronic signature and such facsimile, photo or electronic signature shall constitute an original for all purposes.

The Parties have duly executed this Royalty Agreement as of the Effective Date.

PURCHASER By: /S/ Jon F. Schutz Name: Jon F. Schutz Title: _________________________ Date: September 1. 2015	BOLLENTE INTERNATIONAL, INC., a Nevada corporation By: /S/ Robertson J. Orr Name: Robertson J. Orr Title: President Date: September 1, 2015